STRATEGICA SERVICES CORPORATION

                        1221 Bricknell Avenue, Suite 2500

                              Miami, Florida 33131

Lawrence S. Isaacson                                  Main Line: (305) 536-1414
Managing Director                                   Facsimile:   (305) 536-1486
Direct Lines (305) 536-1410

                                   May 7, 1998

Mr. Richard C. Peplin, Jr., Chairman and President
Colmena Corp.
25100 Detroit Road
Westlake, Ohio   44145                                  PERSONAL & CONFIDENTIAL


         Re: Invest Banking and Advisory Services Agreement Colmena Corp., a public company trading on the Bulletin Board as "CLME" (separately and collectively with any affiliate, subsidiary and related entity, now owned and to be acquired, controlled and/or merged, "Colmena" or the "Company")


Dear Richard:

This investment banking and advisory services agreement ("Agreement") is between Colmena and Strategica Services Corporation ("Services") and Strategica Financial Corporation ("Financial"), pursuant to which the Company has retained Services and Financial to render certain financial advisory and other services to the Company, on the terms and conditions set forth below. As you know, Strategica has introduced the Company to several acquisition/merger candidates including Global-Net, Inc. ("Global") and North American Communications Control, Inc., ("NACC"). If Colmena proceeds with a Transaction (as defined below) involving Global, or NACC (and any other Offering or Transaction arranged or introduced by Strategica as hereafter described), Strategica shall be a compensated as set forth herein. Further, you agree that Strategica will endeavor to arrange for a funding facility, based upon a business plan to be presented to and approved by Strategica, to carry out the business plan in whole or in part. Any such finding facility shall be subject to, among other things, raising a minimum of $2,000,000 of new funds as equity for the Company under agreed upon terms and the negotiation and execution of definitive agreement for the acquisitions and the funding due execution and delivery of final documentation for the funding facility, and compliance with all conditions and covenants of the ultimate funding sources.

1.       Retention.

         A. The Company hereby retains Services or, a Services' option, Financial, to act as the Company's financial advisor and, subject to the terms hereof, Services agrees to serve in such capacity from the date of execution of this Agreement through April 30, 2003 (the "Expiration Date"). The parties acknowledge that Services may also cause some of its duties to be performed under the name Strategica Group or another affiliate and all rights and benefits under this Agreement in favor of Services shall likewise be available to Strategica Group. Services and Financial, as applicable shall have a right of first refusal concerning arranging or introducing any debt or equity funding for the Company and providing any future investment banking or financial advisory or related services for the Company. Services shall have the exclusive right concerning arranging or introducing Transactions (as hereafter defined) for the Company and the Company and the Company shall refer all such inquiries to Services.

        B. In particular, after Services has been provided with certain information, which it reasonably requests, Services will, consistent with custom in the Investment banking industry, endeavor to (1) provide advice to the Company as to, and assist the Company with contract negotiations, business strategies, and if applicable, required regulatory filings, (2) provide the Company as to, and assist the Company with, options available to the Company, (3) advise the company with respect to the terms and timing of potential public offerings and private placements of equity or debt securities, (4) assist the Company in preparing the required offering documents, (5) assist the Company in identifying one or more potential equity and/or debt investors and discuss with such potential investors the possibility of their making investments in the Company, (6) provide advice to the Company with respect to potential marketing strategies, mergers, other acquisitions reorganizations, recapitalizations or sales of assets, and (7) provide advice in the structure of all business strategies and agreements and quarterback the negotiations and strategies.

         C. The Company shall be responsible for all fees and costs, including reasonable attorneys and other professional fees and expenses, and for all travel, meals, lodging, long distance telephone, courier, postage, printing, and other expenses incurred by Services and/or Financial and by any professionals from time to time in connection with any of the aforementioned activities and the Company agrees to pay such fees and expenses and to reimburse Services and/or Financial, as applicable within 10 days of written request or invoice thereof, regardless of whether the services are fully or satisfactorily performed. Services and Financial agrees that no single expense item from time to time sought to be reimbursed shall exceed $2,500 without the prior written approval of the Company, which approval of the Company, which approval shall not be unreasonably withheld. Fees and costs of legal counsel and other professionals which shall not be limited, however, rates and duties shall be pre-approved.

2.       Compensation

         A. In consideration of the execution of this Agreement, and subject to the terms and conditions hereof, the Company agrees to pay all of the following fees:

               (i)       The   Company  has   previously   paid   Strategica   a
                    non-refundable fee of $25,000 for its due diligence review with the March 26, 1998 letter agreement. To date the Company has not delivered all requested documentation required for Strategica to complete its diligence. The
                    Company agrees to forthwith deliver all remaining documentation required by Strategica Be retained as investment advisor to the Company pursuant to this Agreement and assist the Company with the proposed acquisitions of Global and NACC (and any other Offering or Transaction arranged or introduced by Strategica as hereafter described), and advise the Company accordingly on its corporate financing needs and structure.

               (ii)      To Services,  a monthly fee of $5,000 payable on May 1,
                    1998 and payable on the first day of each month and continuing thereafter for 60 days.

               (iii)     To Financial, 5% of the gross proceeds committed to the
                    Company in respect of equity sold or issued after the date of this Agreement and prior to the Expiration Date and 3% of the gross proceeds committed to the Company in respect of deft issued after the date of this Agreement and prior to the Expiration Date, which are directly or indirectly arranged or introduced by Financial or Services or an affiliate (each such event being an "Offering"), payable as provided in Section 2d, upon the closing of such Offering.

                (iv)     To Services, 5% of the gross purchase price (including,
                    without limitation, the gross amount of any promissory obligations, cash and other proceeds) received in a sale of the Company or a Company subsidiary or affiliate, a line of business, business segment or operation or material assets, or any merger or acquisition of the Company (or a Company subsidiary or affiliate) with or into any other company or person and any acquisition, reorganization or recapitalization of the Company (or a Company subsidiary or affiliate)

                (iv)     To Services, 5% of the gross purchase price (including,
                    without limitation, the gross amount of any promissory obligations, cash and other proceeds) received in a sale of the Company or a Company subsidiary or affiliate, a line of business, business segment or operation or material assets, or any merger or acquisition of the Company (or a Company subsidiary or affiliate) with or into any other company or person and any acquisition, reorganization or recapitalization of the Company (or a Company subsidiary or affiliate) or a sale of assets involving any line of business or business segment or operation or material asset of the Company (or a Company subsidiary or subsidiary or affiliate) and a debt restructuring fee if 15% of all debt restructured, converted to equity, extended, etc., in each such case prior to the Expiration Date (each of the aforementioned such events being a "Transaction") in addition to any fees pursuant to Section 2a payable, except as provided in Section 2d, upon the closing of such Transaction. If any merger or acquisition Transaction would be deemed to require Services to register as a broker-dealer within the meaning of the Securities Exchange Act of 1934, such transaction will be handled by Financial who will be responsible for all aspects of such transaction and be entitled to the compensation with respect thereto.

         B. In addition to the compensation to be paid to Services and Financial as provided in Section 2a, the Company shall reimburse Services and Financial, within 10 days after a written request or invoice therefor, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Services and Financial counsel, if any) from time to time incurred in connection with this Agreement regardless of the success of any negotiations or of any other events affecting the Company and regardless of whether any such matters are consummated or received or consummated satisfactorily. Services agrees that no single expenses shall exceed $2,500 without prior written approval of the Company, which approval shall not be unreasonably withheld. Fees and costs of counsel and other professionals which shall not be limited, however rates and duties shall be pre-approved.

         C. Notwithstanding the foregoing, if prior to the Expiration Date, Services or Financial resigns either (i) as a result of a material disagreement on strategy and/or terms, or (ii) because any information provided to it or potential investors by the Company was materially inaccurate, misstatements or omissions. Services or Financial shall be entitled, in addition to other rights and remedies, to receive and/or retain all of the amounts which would have become due and payable during the term of this Agreement, as if Services or Financial, as the case may be, had not resigned and all amounts due and payable up to and including the date of such resignation, including any compensation paid to such date under Section 2a and all amounts due pursuant to
               Section 2 hereof for expenses, including reasonable fees and disbursements of its counsel incurred up to and including the effective date of such resignation and through resolution of any dispute. If prior to the Expiration Date, Services or Financial resigns because any information provided to it or potential investors by the Counsel was materially inaccurate or contained material misstatements or omissions, and the Company thereafter proceeds with an Offering or Transaction within 3 years after such resignation, Services and Financial shall also be entitled to receive all of the compensation such party would have been entitled to received under Section 2a hereof as if such party had not resigned and as if such party had actually introduced or arranged the Offering or Transaction and all amounts due pursuant to Section 2 hereof for expenses, including reasonable fees and disbursements of its counsel incurred up to and including the effective date of such resignation and through resolution of any dispute.

         D. Notwithstanding anything herein to the contrary, the Company shall not be obligated hereunder or consummate any Offering or Transaction, but if the Company shall accept the terms of a
               proposed   Offering  or   Transaction   directly  or   indirectly
               introduced or arranged by Services or Financial, and such Offering or Transaction shall fail to close due to the Company's breach of a condition to closing or because the Company withdraws from or changes the terms of any such proposed Offering or Transaction or for any other reason, Services and Financial shall be entitled. Upon such event, to receive the fees specified herein which such party would have received with respect to such Offering or Transaction as if such Offering or Transaction had closed.

         E. Notwithstanding anything herein to the contrary, if the Company shall accept the terms of a proposed Offering or Transaction within 3 years after the Expiration Date which was directly or indirectly introduced or arranged, or from a source directly or indirectly introduced or arranged, by Services or Financial prior to the Expiration Date, then Services and Financial shall be entitled, upon such event, to receive the fees specified herein which such party would have received with respect to such Offerings or Transaction as if such Offering or had closed.

         F. If Services or Financial performs services for the Company prior to the Expiration Date not specifically covered by this Agreement, such as providing a fairness option or due diligence investigation with respect to an acquisition target, such services will be the subject of separate letter agreements and subject to customary investment banking fees.

         G. With respect to any Offering or Transaction, the Company and Services or Financial, as may be applicable, shall enter into usual and customary documentation required to affect such Offering or Transaction, including any necessary underwriting or placement agreement.

3.       Equity

         A. Strategica shall receive warrants for 25% of the common stock of the Company, with the Exercise Prices being the lowest market price any shares of common stock are sold or issued or salable or insalable on or after March 26, 1998, capped at $6.00/share, with full anti-dilution and registration rights. The anti-dilution rights shall be waived for dilutive transactions exceeding $10.00/share. Strategica's warrants shall be earned and issued upon closing of a funding or acquisition transaction directly or indirectly introduced or arranged by Strategica. Strategica's equity shall be subject to increase if the Company does not achieve at least 80% of its mutually agreed upon projected business plan performance annually during the advisory term, based on the percentage variance off of EBIT.

         B. In the event of the issuance of any additional stock options or warrants to acquire additional stock of the Company (an "Anti-dilution Event"). The Company shall immediately issue or reserve the number of additional shares necessary, so that the aggregate shares owned by and issuable to Services equals the percentage of shares of outstanding capital stock of the Company following the occurrence of such Anti-dilution Event, equals the same percentage owned by and issuable to Services of shares of capital stock of the Company immediately prior to the occurrence of such Anti- dilution Event, taking into account any additional shares of capital stock required to be issued by the Company to Services pursuant to this Section 3 above or pursuant to earlier Anti-dilution Events.

         C. The Company shall execute and deliver a registration rights agreement in the form required by Services with respect to the underlying shares owned by Services.

4.       Indemnity.

         The Company hereby agrees to indemnify and hold harmless Services and Financial and their respective affiliates, directors, officers, employment, managing directors principals, shareholders, agents, controlling persons, attorneys, auditors and accountants (Services and Financial and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several;, to which such Indemnified Party may become subject under any applicable law or suit related to or arising out of the matters described in this Agreement (including the performance of any services for the Company and undertaking any negotiations on behalf of the Company with third parties and for the consequences of any such negotiations, and the Company will reimburse each Indemnified Party for all fees and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation or, preparation for, and defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and the prosecution and defense of any counter claims, cross claims and third party claims arising therefrom or related thereto. The Company shall defend the Indemnified Parties with counsel who shall be selected by Services and Financial and shall fund such retainers and payments as required by such counsel. The Company will not be liable under the foregoing indemnification provision in respect of any loss, claim, damage, or liability to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability resulted primarily from the Indemnified Party's willful misconduct. The Company shall execute and deliver to Services and Financial and such other indemnified party such additional indemnification agreements, as any of the, shall require to supplement the aforementioned indemnification agreement.

5.       Survival of Certain Provisions.

         Sections 2 through 17 of this Agreement (and any other provisions of this Agreement which, by their terms, are to remain operative) shall remain operative and in full force and effect regardless of (a) consummation of any Offering or Transaction involving the Company or (b) any termination of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Services, Financial and, in the case of the Indemnity Agreement, the Indemnified Parties referred to in Section 4 hereof and their respective legal representatives, successors and assigns and heirs, and no other person or entity shall acquire or have any right under or by virtue of this Agreement. The Company represents that the provisions of this Agreement are the legal, valid, binding and enforceable against the Company according to its terms.

6.       Confidentiality.

         The parties agree that, except as required by law, any advice rendered pursuant to this Agreement may not be disclosed publicly by the Company without the prior written approval of Services and Financial, and further, that no such legally required disclosure will be made without prior consultation with Services and Financial. In addition, no public announcement or filing in which the name of either party appears may be made without prior written approval of the other party, except as may be required by law following consultation with the appropriate party. Notwithstanding the foregoing, the parties agree that Services or Financial, as may be applicable, may publish announcements of its endeavors on behalf the Company, including any successful restructuring, financing or similar events in conventional "tombstone" style or other form approved by Services or Financial.

7.       Board Seats.

         Services may, at its option, elect to designate a person to sit on the board(s) so long as it is a shareholder of the Company or the holder of warrants or options to acquire shares of the Company. Services may require the Company obtain acceptable director and officer insurance. If there is no acceptable director and officer insurance available, Services at its option, will be an advisor to the board. In any event, Services shall receive notice of all board, shareholders and committee meetings, have the right to receive all meeting materials and financial data, and have the right to attend and participate in all discussions. Unless expressly prohibited by applicable law, the Company agrees to take such actions consistent with this Section as directed by Services.

8.       Full Disclosure.

         A. The Company will provide, or cause to be provided, to Services and Financial all financial and other information requested by Services or Financial for the purpose of rendering its services pursuant to this Agreement (all such information being the Company, all notices and correspondence and agreements involving any Contract Parties or which have or may have a material impact on the Company or its business. The Company recognizes and confirms that Services and Financial will use the Information in performing the services contemplated by this Agreement without having independently verified the Information and that Services and Financial do not assume any responsibility for the accuracy or completeness of the information. Services and Financial agree to use such information strictly in accordance with this Agreement.

         B. There is no fact known to the Company's senior management which materially affects or may (so far as the Company's senior management  can now  reasonably  foresee)  materially  affect the business, properties, condition (financial or other) or operations (present or Prospective) of the Company which has not been set forth in written form delivered by the Company to Services or Financial. The Company agrees to keep Services and Financial promptly informed of any facts hereafter known to the Company which materially affects or may (so far as the Company's senior management can now reasonably foresee) materially affects the business, properties, condition (financial or other) or operations (present or prospective) of the Company.

          C. As used throughout this Agreement, the term Company refers to any entity falling within the definition of Company on the first page of this Agreement and, upon consummation of any Transaction, any entity hereafter entity hereafter merged or acquired including Global and NACC, as applicable.

9.       Consideration.

         The parties acknowledge the receipt and adequacy of good, valuable and contemporaneous consideration for this Agreement. Further, the parties acknowledge that Services and Financial shall be performing investment banking and financial advisory services to the Company and are receiving compensation (fees and equity) in connection with this Agreement, regardless of whether Services or an affiliate is part of the ultimate lender and regardless whether all of the advisory services are performed or performed satisfactorily. The parties acknowledge that the compensation (fees and equity) payable to Services and Financial are not, and are not to be construed, as the payment of interest or the reserving, charging or taking of interest with respect to any financing now or hereafter committed or funded by any affiliate of Services or Financial or any other lender. Further, the Company acknowledges that the work of the warrants issued to Services in connection with this Agreement is wholly dependent on the success of the Company's business venture.

10.      Binding Agreement.

         When signed by all parties, this Agreement constitutes the entire agreement of the parties and all prior written or oral agreements are merged into this letter. The persons signing below are duly authorized to do so on behalf of the Company and its officers, directors, employees, affiliates, subsidiaries, partners and shareholders, as applicable, and the provisions of the Agreement are binding upon such persons and entities. This Agreement may be executed in counterpart copies and the fact of execution transmitted via telecopy.

11.      Finders or Brokers.

         Each party acknowledges that there are no finders or brokers involved in introducing us to the Company other than Biltmore Securities, Inc., who introduced this matter to us, and the Company shall be solely responsible to pay any fee or commission, including any equity, in connection with this agreement and the transactions hereby contemplated and same shall not be an obligation of Services or Financial or any affiliate thereof.

12.      Construction: Jurisdiction and Forum.

         This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law, and the exclusive forum and venue for resolution of legal and interpretative issues shall be the state or Federal courts in Miami-Dade County, Florida. The parties hereby consent to personal jurisdiction in such forum and to personal service of process by mail.

13.      Shareholder Agreement.

         At Strategica's request, the parties shall enter into an appropriate shareholder, voting trust, or other similar agreement, as appropriate, with any major or non-ordinary course of business, sale of equity, acquisitions, mergers, rising any debt or equity funds, affiliated transactions, private placement, public offerings, spin-offs, etc.)

14.      Material Agreements.

         The parties agree that employment agreements satisfactory to Services must be in place with key management personnel prior to concluding any transaction, which must contain satisfactory performance levels, standards and compensation, both for continuance and renewal. The parties agree to cooperate with Services in connection with background, credit and other similar reviews on the Company and key management personnel, all of which must be satisfactory to Services.

15.      No Conflict.

         You acknowledge and agree that Services or Financial or an affiliate may be involved with or participate in an Offering or Transaction, including as a part of the ultimate finding source in an Offering or as part of the targeted entity in any acquisition or merger or other Transaction and Services or Financial or such affiliates may be separately compensated.

16.      First Refusal.

         Although the services of Services and Financial shall be rendered on a non-exclusive basis, nevertheless, the Company agrees to refer all third party funding proposals to Services or Financial or its designee. The Company agrees that Services and Financial shall have a right of first refusal to arrange or provide any funding contemplated for the Company from a non-Strategica affiliated entity and Services or Financial or its designee shall have a reasonable time within which to find alternative funding under substantially similar terms.

17.      No Jury Trial.

         The parties hereby waive any right to a jury trial in connection with any dispute arising out of this Agreement.

         Please   confirm  that  the  foregoing  is  in  accordance   with  your
understanding by signing and remitting to us duplicates of this Agreement within two (2) business days from the date of this letter.

                                Very truly yours,

                         STRATEGICA SERVICES CORPORATION

                By: /s/ Lawrence S. Isaacson

                            Title: Managing Director

                        STRATEGICA FINANCIAL CORPORATION

                By: /s/ Lawrence S. Isaacson

                            Title: President & C.E.O.

ACCEPTED:

(on behalf of the Company as defined above)

By: /s/ Richard C. Peplin, Jr., President   SEAL 5-7-98

Duly authorized, on behalf of the Company as described above